TODD O VEREDUS
                              ASSET MANAGEMENT LLC
                                 CODE OF ETHICS


                               ADOPTED MAY 1, 2009


      BY SIGNING BELOW, I CERTIFY THAT I HAVE READ AND UNDERSTAND THE CODE OF ETHICS ("CODE") (REVISED AS OF MAY 1, 2009) AND RECOGNIZE THAT I AM SUBJECT TO IT. I CERTIFY THAT I WILL COMPLY WITH THE REQUIREMENTS OF THE CODE INCLUDING DISCLOSURE OF ALL SECURITIES TRANSACTIONS FOR WHICH THE CODE REQUIRES DISCLOSURE

      SIGNATURE:
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      PRINT NAME:
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      DATE:
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                                 CODE OF ETHICS
                       TODD O VEREDUS ASSET MANAGEMENT LLC
                            (AS REVISED MAY 1, 2009)

      I.    STATEMENT OF GENERAL PRINCIPLES

            This Code of Ethics has been adopted by Todd o Veredus Asset Management LLC (the "Adviser") for the purpose of instructing all employees, officers, and directors of the Adviser in their ethical obligations and to provide rules for their personal securities transactions. All such employees, officers, and directors owe a fiduciary duty to the Adviser's clients (the "Clients"). A fiduciary duty means a duty of loyalty, fairness and good faith towards Clients, and the obligation to adhere not only to the specific provisions of this Code but to the general principles that guide the Code. These general principles are:

            o     The duty at all times to place the interests of Clients first;

            o The duty at times to comply with the Investment Advisers Act of 1940, the Investment Company Act 1940, and all other Federal Securities Laws;

            o The requirement that all personal securities transactions be conducted in a manner consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of any individual's position of trust and responsibility;

            o The fundamental standard that such employees, officers, and directors should not take inappropriate advantage of their positions, or of their relationship with Clients; and

            o The fiduciary principle that information concerning the identity of security holdings and financial circumstances of Clients is confidential.

            It is imperative that the personal trading activities of the employees, officers, and directors of the Adviser be conducted with the highest regard for these general principles in order to avoid any possible conflict of interest, any appearance of a conflict, or activities that could lead to disciplinary action. This includes executing transactions through or for the benefit of a third party when the transaction is not in keeping with the general principles of this Code. All personal securities transactions must also comply with the Securities & Exchange Commission's Rule 17j-1. Under this rule, no Employee may:


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            o     employ any device, scheme or artifice to defraud a Client;

            o make to any Client any untrue statement of a material fact or omit to state to such client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

            o engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client; or

            o     engage in any manipulative practice with respect to a Client.

            No Employee may use material, non-public information about any issuer of Securities, whether or not such Securities are held in the portfolios of Clients or suitable for inclusion in such portfolios, for personal gain or on behalf of a Client. Any Employee who believes he or she is in possession of such information must contact the Compliance Officer immediately to discuss the information and the circumstances surrounding its receipt. This prohibition does not prevent an Employee from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. The Compliance Officer will prepare a written report to management of any violation or possible violation of this policy for the purpose of determining whether corrective or disciplinary action is appropriate.

      II.   DEFINITIONS


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            A.    Beneficial Interest: ownership or any benefits of ownership, including the opportunity to directly or indirectly profit or otherwise obtain financial benefits from any interest in a security.

            B. Compliance Officer: James Jenkins, or with respect to James Jenkins, B. Anthony Weber or Curtiss Scott.

            C.    De Minimis Transactions:

                  Equity Securities: Any equity security transactions, or series or related transactions, effected over a five (5) trading day period, involving 500 or fewer shares in the aggregate of a Security included in the S&P 500. Fixed Income Securities: Any fixed income Security transaction, or series of related transactions, effected over a period of five (5) trading days, involving $10,000 principal amount or less in the aggregate.

            D. Employee Account: each account in which an Employee or a member of his or her family has any direct or indirect Beneficial Interest or over which such person exercises control or influence, including, but not limited to, any joint account, partnership, corporation, trust or estate. An Employee's family members include the Employee's spouse, minor children, any person living in the home of the Employee and any relative of the Employee (including in-laws) to whose support an Employee directly or indirectly contributes.

            E. Employees: the employees, officers, and directors of the Adviser.

            F. Exempt Transactions: transactions which are 1) effected in an amount or in a manner over which the Employee has no direct or indirect influence or control, 2) pursuant to a systematic dividend reinvestment plan, systematic cash purchase plan or systematic withdrawal plan, 3) in connection with the exercise or sale of rights to purchase additional securities from an issuer and granted by such issuer pro-rata to all holders of a class of its securities, 4) in connection with the call by the issuer of a preferred stock or bond, 5) pursuant to the exercise by a second party of a put or call option, 6) closing transactions no more than five business days prior to the expiration of a related put or call option, 7) with respect to unaffiliated registered open-end investment companies, 8) inconsequential to any Client because the transaction is very unlikely to affect a highly liquid market or because the security is clearly not related economically to any securities that a Client may purchase or sell.


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            G.    Federal Securities Laws: Federal securities laws means the
                  Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, title V of the Gramm-Leach-Bliley Act, any rules adopted by the Securities & Exchange Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities & Exchange Commission or the Department of the Treasury.

            H. Related Entity: a partnership or other entity (other than an investment company) 1) in which persons unaffiliated with the Adviser or any Employee (and not otherwise subject to this Code) participate and 2) to which the Adviser or an Employee acts as adviser, general partner or other fiduciary.

            I. Related Securities: securities issued by the same issuer or issuer under common control, or when either security gives the holder any contractual rights with respect to the other security, including options, warrants or other convertible securities.

            J. Reportable Funds: Any investment company for which the Adviser serves as an investment adviser or sub-adviser.

            K. Securities: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase (including options) any of the foregoing; except for the following: 1) securities issued by the government of the United States, 2) bankers' acceptances, 3) bank certificates of deposit, 4) commercial paper and high quality short-term debt instruments, including repurchase agreements,
                  5) shares of money market funds , 6) shares of registered open-end investment companies (other than Reportable Funds) and 7) shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are advised by the Adviser.


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            L.    Securities Transaction: the purchase or sale, or any action to accomplish the purchase or sale, of a Security for an Employee Account.

      III.  PERSONAL INVESTMENT GUIDELINES

            A.    Personal Accounts

                  1. Personal Investment Guidelines in this Section III do not apply to Exempt Transactions unless the transaction is an acquisition of a security in a private placement or initial public offering. Employees must remember that regardless of the transaction's status as exempt or not exempt, the Employee's fiduciary obligations remain unchanged.

                  2. A securities transaction effected on behalf of a Related Entity may be a Securities Transaction subject to this Code because the Adviser or Employee has an interest in the Related Entity. While the Adviser and each Employee is subject at all times to the fiduciary obligations described in this Code, paragraph 3 of this Section III does not apply to a Securities Transaction effected on behalf of a Related Entity if the transaction is "blocked" with the other Client's transaction, and paragraph 4 of this Section III does not apply to a Securities Transaction effected on behalf of a Related Entity


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                  3.    Except as provided in paragraph 2 of this Section III,
                        an Employee may not execute a Securities Transaction within seven (7) calendar days before or after a transaction in the same Security or a Related Security has been executed on behalf of a Client. If the Compliance Officer determines that a transaction has violated this prohibition, the transaction shall be unwound or, if not possible or practical, the Employee must disgorge to the Client the value received by the Employee due to any favorable price differential received by the Employee. For example, if the Employee buys 100 shares at $10 per share, and the Client buys 1000 shares at $11 per share, the Employee will pay $100 (100 shares x $1 differential) to the Client.

                  4. In connection with the acquisition of any Security (excluding a De Minimis Transactions that is not an Initial Public Offering or Private Placement), the Employee must pre-clear the acquisition with the Compliance Officer. In connection with the acquisition of any Security in an initial public offering or private placement, the Compliance Officer will take into account, among other factors, whether the investment opportunity should be reserved for a Client, and whether the opportunity is being offered to the Employee by virtue of the Employee's position with the Adviser or relationship with a Client. If an acquisition in an initial public offering or private placement is authorized, the Compliance Officer shall retain a record of the authorization and the rationale supporting the authorization. Employees who have been authorized to acquire securities in a private placement will, in connection therewith, be required to disclose that investment if and when the Employee takes part in any subsequent investment in the same issuer. In such circumstances, the determination to purchase Securities of that issuer on behalf of a Client will be subject to an independent review by personnel of the Adviser with no personal interest in the issuer.


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            B.    Other Restrictions

                  1. Employees are prohibited from serving on the boards of directors of publicly traded companies, absent prior authorization by the Compliance Officer. The consideration of prior authorization will be based upon a determination that the board service will be consistent with the interests of all Clients. In the event that board service is authorized, Employees serving as directors will be isolated from other Employees making investment decisions with respect to the securities of the company in question.

                  2. Employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, Employees should not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous. No Employee may accept from a Client, prospective Client, or any entity that does or seeks to do business with or on behalf of the Adviser an amount in excess of $100 per year in the form of gifts or gratuities, or as compensation for services. No Employee may accept cash gifts or cash equivalents from a Client, prospective Client, or any entity that does or seeks to do business with or on behalf of the Adviser. No Employee may accept extravagant or excessive entertainment from a Client, prospective Client, or any person or entity that does or seeks to do business with or on behalf of the Adviser. Employees may provide or accept a business entertainment event, such as a dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present. If there is a question about giving or receiving a gift, gratuity or compensation, it should be reviewed by the Compliance Officer.


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      IV.   COMPLIANCE PROCEDURES

            A.    Employee Disclosure and Certification

                  1. Within ten (10) days of commencement of employment with the Adviser, each Employee must certify that he or she has read and understands this Code and recognizes that he or she is subject to it, and must disclose the following information as of the date the person became an Employee: a) the title and type of security, the ticker symbol or CUSIP number, number of shares and principal amount of each Security in which the Employee has a Beneficial Interest when the person became an Employee, b) the name of any broker, dealer or bank with whom the Employee maintained an account when the person became an Employee, and c) the date the report is submitted. The information in the report must be current as of a date no more than 45 days prior to commencement of employment with the Adviser.


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                  2.    Annually, each Employee must certify that he or she has
                        read and understands this Code and recognizes that he or she is subject to it, that he or she has complied with the requirements of this Code and has disclosed or reported all personal Securities Transactions required to be disclosed or reported pursuant to the requirements of this Code. In addition, each Employee shall annually provide the following information (as of a date no more than 45 days before the report is submitted): a) the title and type of security, the ticker symbol or CUSIP number, number of shares and principal amount of each Security in which the Employee had any Beneficial Interest, b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any Securities are held for the direct or indirect benefit of the Employee, and 3) the date the report is submitted.

                  B.    Compliance

                        1. The Compliance Officer shall institute procedures to review the reports required by this Section IV. The Compliance Officer shall identify all Employees, inform those persons of their reporting obligations, and maintain a record of all current and former Employees.

                        2. All Employees must provide copies of all broker confirmations and periodic account statements to the Compliance Officer. Each Employee must report, no later than 30 days after the close of each calendar quarter, on the Securities Transaction Report form provided by the Adviser, all transactions in which the Employee acquired or sold any direct or indirect Beneficial Interest in a Security, including Exempt Transactions, and certify that he or she has reported all transactions required to be disclosed pursuant to the requirements of this Code. The following information shall be provided on the Securities Transaction Report: a) the date of the transaction, the title and, as applicable, the ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Security involved, b) the nature of the transaction (i.e., purchase, sale, etc.) c) the price of the Security at which the transaction was effected, d) the name of any broker, dealer or bank with or through whom the transaction was effected; and e) the date the report is submitted. The Report shall also identify any trading account, in which the Employee has a direct or indirect Beneficial Interest, established during the quarter with a broker, dealer or bank.


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                        3.    The quarterly report may exclude transactions
                              effected pursuant to an automatic investment plan, defined as a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

                        4. The Compliance Officer will, on a quarterly basis, check the trading confirmations provided by brokers to verify that the Employee has not violated the Code. The Employee's annual disclosure of Securities holdings will be reviewed by the Compliance Officer for compliance with this Code, including transactions that reveal a pattern of trading inconsistent with this Code.

                        5. If an Employee violates this Code, the Compliance Officer will report the violation to management personnel of the Adviser for appropriate remedial action which, in addition to the actions specifically delineated in other sections of this Code, may include a reprimand of the Employee, or suspension or termination of the Employee's relationship with the Adviser or the Client.


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                        6.    If the Adviser serves as investment adviser to an
                              investment company, the management personnel of the Adviser will furnish to the investment company's board an annual report that summarizes existing procedures and any changes in the procedures made during the past year and certify to the investment company's board that the Adviser has adopted procedures reasonably necessary to prevent Employees from violating this Code. The report will describe any issues existing under this Code since the last report, including without limitation, information about any material violations of this Code, any significant remedial action during the past year and any recommended procedural or substantive changes to this Code based on management's experience under this Code, evolving industry practices or legal developments.

                        7. "Whistleblower" Provision: If you become aware of a violation of the Code, the apparent or suspected violation must be reported promptly to the Chief Compliance Officer. All such reports will be treated confidentially to the extent permitted by law and investigated promptly and appropriately. Reports may be submitted anonymously should you wish. In addition, should the Chief Compliance Officer be involved in the violation or is unreachable, you may report a violation to the Chief Executive Officer. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of this Code.


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